THE MONEY STORE INC.,

                            FIRST UNION CORPORATION

                                      AND

                         THE BANK OF NEW YORK, TRUSTEE





                          THIRD SUPPLEMENTAL INDENTURE

                           Dated: as of June 30, 1998

                           Supplemental to Indenture,
                          dated as of December 1, 1997

                                 as amended by,
                            Supplemental Indenture,
                          dated as of December 1, 1997

                                 as amended by,
                         Second Supplemental Indenture,
                          dated as of December 1, 1997

                                  relating to

                       7.95% Subordinated Notes Due 2007

                                      and

                       7 30% Subordinated Notes Due 2002

        THIRD SUPPLEMENTAL INDENTURE, dated as of June 30, 1998 (this "Supplemental Indenture"), to the Indenture, dated as of December 1, 1997 (the "Indenture"), between THE MONEY STORE INC., a New Jersey corporation (the "Company"), FIRST UNION CORPORATION, a North Carolina corporation ("the Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").

                                   WITNESSETH

        WHEREAS, the Company is an indirect wholly owned subsidiary of the Guarantor, and the Guarantor wishes to guarantee, on a subordinated basis, the Company's obligations pursuant to the Indenture and the Debt Securities, as defined the indenture; and

        WHEREAS, the Company has authorized the execution and delivery of this Supplemental Indenture by a Board Resolution, as defined in the Indenture; and

        WHEREAS, the Guarantor has authorized the execution and delivery of this Supplemental Indenture by a resolution of its board of directors; and

        WHEREAS, pursuant to Section 11.01 of the Indenture, the execution and delivery of this Supplemental Indenture by the Company, the Guarantor and the Trustee does not require the consent of any holder of the Debt Securities; and

        WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have in all respects been duly authorized;

         NOW THEREFORE, the Company, the Guarantor and the Trustee hereby agree as follows:


        1. Section 1.01 of the Indenture is hereby amended by the insertion of the following definitions in the appropriate alphabetical order:

         "Existing Guarantor Subordinated lndebtedness" means the Guarantor's
(i) 7.18 Percent Subordinated Notes due April 15, 2011; (ii) 8 Percent Subordinated Notes due August 15, 2009; (iii) 6-3/8 Percent Subordinated Notes due January 15, 2009; (iv) 6 Percent Subordinated Notes due October 30, 2008;
(v) 7-1/2 Percent Subordinated Notes due July 15, 2006; (vi) 7 Percent Subordinated Notes due March 15, 2006; (vii) 6-7/8 Percent Subordinated Notes due September 15, 2005; (viii) 7.05 Percent Subordinated Notes due August 1, 2005; (ix) 6.58 Percent Subordinated Notes due July 15, 2005; (x) 8.77 Percent Subordinated Notes due November 15, 2004; (xi) Floating Rate Notes due July 22, 2003; (xii) 7-1/4 Percent Subordinated Notes due February 15, 2003; (xiii) 8 Percent Subordinated Notes due November 15, 2002; (xiv) 8-1/8 Percent Subordinated Notes due June 24, 2002; (xv) 9.45 Percent Subordinated Notes due August 15, 2001; (xvi) Fixed Rate Medium-Term, varying rates and terms to June 5, 2001; (xvii) 9.45 Percent Subordinated Notes due June 15, l999; (xviii) 6.55 Percent Subordinated Debentures due October 15, 2035; (xix) 7-1/2 Percent Subordinated Debentures due April 15, 2035; (xx) 6.824/7.574 Percent Subordinated Debentures due August 1, 2026; (xxi) 6.4 Percent Subordinated Notes due April 1, 2008; (xxii) 6.3 Percent Puttable/Callable Subordinated Notes due April 15, 2028; (xxiii) 7-7/8 Percent Subordinated Notes due July 15, 2002;
(xxiv) 9-5/8 Percent Subordinated Notes due June 1, 1999; (xxv) Floating Rate Subordinated Notes due April 15, 1998; (xxvi) 9-5/8 Percent Subordinated Capital Notes due June 15, l999; (xxvii) 9-7/8 Percent Subordinated Capital Notes due May 15, 1999.

         "Guarantor" means First Union Corporation, a North Carolina Corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Guarantor" shall mean such successor Person.

        "Guarantor Order" means a written order signed in the name of the Guarantor by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

        "Guarantor Senior Indebtedness" means the principal of and premium, if any, and interest on (a) all indebtedness for money borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, except (i) the Guaranty; (ii) Existing Guarantor Subordinated Indebtedness; (iii) such indebtedness as is by its terms expressly stated to be junior in right of payment to the Guaranty and (v) such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Guaranty, or to rank PARI PASSU in right of payment with the Guaranty; and (b) any deferrals, renewals or extensions of any such Guarantor Senior Indebtedness

        "Guaranty" means the Guarantor's unconditional guarantee, on a subordinated basis, of the payment of the Securities, as provided in Article Three-A.

        2. The definition of "Indebtedness" in Section 1.O1 of the Indenture is hereby amended by deleting the first reference to "the Company" in such definition and replacing it with a reference to "the Company or the Guarantor", and by deleting each other reference to "the Company" in such definition and replacing it with a reference to "the Company or the Guarantor, as the case may be,".

        3. The definition of "Officer's Certificate" in Section 1.O1 of the Indenture is hereby amended and restated in its entirety as follows:

        "Officers' Certificate" means, (i) with respect to the Company, a certificate signed by any two of the Chairman of the Board, the President, any Vice Chairman or Vice President, and by the Treasurer, an Assistant Treasurer, the Corporate Secretary or the Assistant Corporate Secretary, of the Company, and delivered to the Trustee, as the case may be; and (ii) with respect to the Guarantor, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Guarantor, and delivered to the Trustee, as the case may be.

        4. The definition of "Opinion of Counsel" in Section 1.01 of the Indenture is hereby amended by inserting the words "or the Guarantor" in the second line following the first reference to the word "Company" and by inserting the words "or the Guarantor, as the case may be" in the second line following the second reference to the word "Company".

        5. The Indenture is hereby amended by the insertion of the following Section at the end of Article Two:

Section 2.04. Form of Guaranty.

        Each Debt Security executed, authenticated and delivered on or after June 30, 1998 shall be imprinted with the following legend:

        This Debt Security is fully and unconditionally guaranteed, on a subordinated basis, by First Union Corporation, a North Carolina corporation, in accordance with the terms of the Indenture.

        Notwithstanding any other provision of this Indenture to the contrary, any Debt Security executed, authenticated and delivered prior to June 30, 1998 shall be entitled to the benefits of the Guaranty, regardless of whether the foregoing legend appears on such Debt Security.

        6. The Indenture is hereby amended by the insertion of the following Article Three-A after the existing Article Three:

                                 ARTICLE THREE-A

                                  The Guaranty

Section 3.01-A. Unconditional Guaranty.

        The Guarantor hereby fully and unconditionally guarantees to the Trustee and to each Holder of a Debt Security authenticated and delivered by the Trustee hereunder, the due and punctual payment of the principal of and interest on such Security when and as the same shall become due and payable, whether at Stated Maturity or by declaration of acceleration or otherwise, according to the terms of such Security and of this Indenture. In case of the failure of the Company punctually to pay any such principal or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, or otherwise, and as if such payment were made by the Company.

        The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or this Indenture, any failure to enforce the provisions of said Security or this Indenture, or any waiver, modification, consent or indulgence granted to the Company with respect thereto, by the Holder of said Security or the Trustee under this Indenture (unless the same shall also be provided to the Guarantor), the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby also agrees that its obligations hereunder shall be unaffected by the provisions of Article Sixteen and the subordination provisions of the Securities in favor of the Senior Indebtedness of the Company. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guaranty will not be discharged except by payment in full of the principal of and interest on the Securities and the complete performance of all other obligations contained in the Securities.

        The Guaranty shall be subordinate in right of payment to Guarantor Senior Indebtedness as provided in Article Sixteen-A.

        The Guarantor shall be subrogated to all rights of the Holders of any Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of the Guaranty; provided however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of and interest on all Securities issued hereunder shall have been paid in full.

        7. Section 5.02 of the Indenture is hereby amended by (i) inserting the words "and the Guarantor" in the seventh line of the first paragraph thereof following the word "Company"; (ii) inserting a comma and the words "the Guarantor" in the fifth line of the second paragraph thereof following the word "Company", and (iii) inserting the words "or the Guarantor" after the word "Company" in subparagraph
(1) thereof.

        8. Section 5.03 of the Indenture is hereby amended by inserting a comma and the words "the Guarantor" in the fourth and sixth lines of the penultimate paragraph thereof following the word "Company".

        9. Section 5.04 of the Indenture is hereby amended by (i) inserting a comma and the words "the Guarantor" in the fourth and fifth lines of the first paragraph thereof, in each case following the word "Company" and (ii) inserting the words "or the Guarantor" in the eighth line thereof following the word "Company".

        10. Section S.l5 of the Indenture is hereby amended by (i) inserting the words "and the Guarantor each" in the first and fourth lines thereof, following the word "Company", (ii) replacing the word "covenants" with the word "covenant" in the first and sixth lines thereof, and (iii) replacing the word "waives" with the word "waive" in the fifth line thereof.

        11. Section 6.07 of the Indenture is hereby amended by (i) inserting the words "and the Guarantor" following the word "Company" in the first line thereof, (ii) replacing the word "agrees" with the word "agree" in the first line thereof, and (iii) inserting the words "and the Guarantor" in the first line of the last paragraph (3) thereof following the word "Company".

        12. The Indenture is hereby amended by the insertion of the following paragraphs at the end of Article Eight:

Section 8.05. Guarantor May Consolidate, Etc., Only on Certain Terms.

        The Guarantor shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

        (1) in case the Guarantor shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Guarantor to be performed or observed;

        (2) immediately after giving effect to such transaction, no Event of Default or Default, and no event which, after notice or lapse of time or both, would become an Event of Default or Default, shall have happened and be continuing; and

        (3) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplementa1 indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.06. Successor Substituted.

        Upon any consolidation of the Guarantor with, or merger by the Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of the Guarantor substantially as an entirety in accordance with
Section 8.05, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Guaranty.

        13. The penultimate paragraph of Section 12.04 of the Indenture is hereby amended by (i) inserting the words "or the Guarantor" after the words "The Company" at the beginning of such paragraph and (ii) inserting the words "or Guarantor Order, as the case may be" after the words "Company Order" at the end of the second line thereof.

        14. Section 12.05 of the Indenture is hereby amended by (i) inserting the words "each of" before the words "the Company" in the second line of such Section; (ii) inserting the words "and the Guarantor" after the words "the Company" in the second line of such Section; (iii) inserting the word "neither" before the words "the Company" in the fourth line thereof; (iv) replacing the words "shall not" with the words "nor the Guarantor shall" in the fourth line thereof; and (v) inserting the words "or the board of directors of the Guarantor, as the case may be," after the words "Board of Directors" in the fifth line thereof;

        15. Section 12.09 of the Indenture is hereby amended by (i) inserting the words "and the Guarantor" after the word "the Company," in the first line thereof, and (ii) inserting the words, "or the Guarantor" after the last reference to "the Company" in such Section 12.09.

        16. The Indenture is hereby amended by the insertion of the following Article Sixteen-A after the existing Article Sixteen:

                               ARTICLE SIXTEEN-A

                           SUBORDINATION OF GUARANTY

SECTION 16.01-A. Agreement To Subordinate.

        The Guarantor, for itself, its successors and assigns, covenants and agrees, and each Holder likewise covenants and agrees by his acceptance thereof, that the obligations of the Guarantor to make any payment on account of the Guaranty shall be subordinate and junior, to the extent and in the manner hereinafter set forth, in right of payment to the Guarantor's obligations to the holders of Guarantor Senior Indebtedness.

SECTION 16.02-A. Guarantor Not To Pay If Guarantor Senior Indebtedness Is in
                 Default.

        No payment on account of the Guaranty shall be made by the Guarantor unless full payment of amounts then due for principal (and premium, if any), sinking funds, and interest on Guarantor Senior Indebtedness has been made or duly provided for in money or money's worth in accordance with its terms. No payment on account of the Guaranty shall be made by the Guarantor if, at the time of such payment or immediately after giving effect thereto, there shall have occurred an event of default with respect to any Guarantor Senior Indebtedness or any instrument under which the same is outstanding, permitting the holders thereof (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, written notice of which shall have been given to the Trustee by the Guarantor or to the Guarantor and the Trustee by any holder or holders of any kind or category of Guarantor Senior Indebtedness entitled to accelerate the maturity thereof by reason of such event of default (or a trustee on their behalf), and such event of default shall not have been cured or waived.

SECTION 16.03-A. Payment Over of Proceeds upon
                 Dissolution, Default, Etc. of the Guarantor.

        The Guarantor agrees that upon (i) the occurrence of any event of default referred to in Section 16.02-A above which shall not have been cured or waived or (ii) any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, conservatorship or other proceedings, all principal (and premium, if any), sinking fund payments and interest due or to become due upon all Guarantor Senior Indebtedness shall first be paid in full, or payment thereof provided for in money or money's worth in accordance with its terms, before any payment is made on account of the Guaranty and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities (other than securities of the Guarantor or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in this

Section with respect to the Guaranty, to the payment in full of all Guarantor Senior Indebtedness, provided the rights of the holders of the Guarantor Senior Indebtedness are not altered by such reorganization or readjustment), to which the Holders of the Securities would, except for the provisions hereof, be entitled shall be paid by the Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders or by the Trustee under this instrument if received by them or it, directly to the holders of Guarantor Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Guarantor Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Guarantor Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness, before any payment or distribution is made to the Holders of the indebtedness evidenced by the Securities or to the Trustee under this Guaranty.

        In the event that any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, not permitted by the foregoing, shall be received by the Trustee or any Holder before all Guarantor Senior Indebtedness is paid in full, or provision is made for such payment, in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Guarantor Senior Indebtedness held by such holder) or their representative or representatives, as their respective interests may appear, or to any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such distribution, for application to the payment of all Guarantor Senior Indebtedness remaining unpaid to the extent necessary to pay all such Guarantor Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness.

        The consolidation of the Guarantor with, or the merger of the Guarantor into, another corporation or the liquidation or dissolution of the Guarantor following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section if the corporation formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight.

SECTION 16.04-A. Subrogation to Rights of Holders of Guarantor Senior
                 Indebtedness.

        Subject to the prior payment in full of all Guarantor Senior Indebtedness, the Holders shall be subrogated (equally and ratably with the holders of all indebtedness of the Guarantor which by its express terms is not superior in right of payment to the Guaranty and ranks PARI PASSU with the Guaranty and is entitled to like rights of subrogation) to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of assets or securities of the Guarantor applicable to the Guarantor Senior Indebtedness. For purposes of such subrogation, no payments or distributions in respect of the Guarantor Senior Indebtedness of assets or securities which otherwise would have been payable or distributable to Holders shall, as between the Guarantor, its creditors other than the holders of Guarantor Senior Indebtedness, and the Holders, be deemed to be a payment by the Guarantor to or on account of the Guarantor Senior Indebtedness, and no payments or distributions to the Trustee or the Holders of the Securities of assets or securities which are applied to the satisfaction of Guarantor Senior Indebtedness, as the case may be, by virtue of the subordination herein provided for shall, as between the Guarantor, its creditors other than the holders of Guarantor Senior Indebtedness and the Holders of the Securities, be deemed to be a payment by the Guarantor to or on account of the Guaranty.

SECTION 16.05-A. Reliance on Certificate of Liquidating Agent.

        Upon any payment or distribution of assets of the Guarantor referred to in this Article, the Trustee, subject to the provisions of Section 6.01, and the Holders shall be entitled to rely upon an order or decree made by any court of competent jurisdiction in which such dissolution or winding up or liquidation or reorganization or arrangement proceedings are pending or upon a certificate of the trustee in bankruptcy, receiver, conservator, assignee for the benefit of creditors or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Indebtedness and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 16.06-A Payment Permitted if No Default

        Nothing contained in this Article or elsewhere in this Indenture, or in any of the Securities, shall prevent (a) the Guarantor, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization or other similar proceedings referred to in Section 16.03-A or under the conditions described in Section 16.02-A, from making payments at any time under the Guaranty or (b) the application by the Trustee or any Paying Agent of any moneys deposited with it hereunder to the payment of or on account of the Guaranty, and the retention by the Holders of any moneys so received, if, at the time of such deposit, the Trustee or such Paying Agent, as the case may be, did not have the written notice provided for in Section 16.07-A of any event prohibiting the making of such deposit or if, at the time of such deposit (whether or not in trust) by the Guarantor with the Trustee or any Paying Agent (other than the Guarantor), such payment would not have been prohibited by the provisions of this Article.

SECTION 16.07-A. Trustee Not Charged with Knowledge of Prohibition.

        Anything in this Article or elsewhere in this Indenture contained to the contrary notwithstanding, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee and shall be entitled to assume that no event of default or prohibition specified in Section 16.02-A has happened, until the Trustee shal1 have received an Officers' Certificate of the Guarantor to that effect or notice in writing signed by or on behalf of the holders, or their representatives, of at least $1,000,000 in principal amount of Guarantor Senior Indebtedness who shall have been certified by the Guarantor or otherwise established to the reasonable satisfaction of the Trustee to be such holders or representatives or from any trustee under any indenture pursuant to which such Guarantor Senior Indebtedness shall be outstanding provided, however, that, if prior to the third Business Day preceding the date upon which by the terms hereof any money becomes payable (including, without limitation, the payment of either the principal of or interest on any Security), or in the event of the execution of an instrument pursuant to Section 4.01 acknowledging satisfaction and discharge of this Indenture, then if prior to the second Business Day preceding the date of such execution, the Trustee or any Paying Agent shall not have received with respect to such money the Officers' Certificate or notice provided for in this Section 16.07-A, then anything herein contained to the contrary notwithstanding, the Trustee or such Paying Agent shall have full power and authority to receive such money and apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it on or after such date. The Guarantor shall give prompt written notice to the Trustee and to the Paying Agent of any facts which would prohibit the payment of money to or by the Trustee or any Paying Agent.

SECTION 16.08-A. Provision Are Solely To Define Relative Rights.

        The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Guarantor Senior Indebtedness, on the other. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Guarantor, its creditors other than holders of Guarantor Senior Indebtedness, and the Holders, the obligation of the Guarantor, which is absolute and unconditional, to pay to the Holders the Guarantor's obligations under the Guaranty when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights against the Guarantor of the Holders and creditors of the Guarantor other than the holders of the Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of the Company otherwise payable or delivered to the Trustee or such Holder upon the exercise of any such remedy.

SECTION 16.09-A. No Waiver of Subordination Provisions.

        No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

SECTION 16.10-A. Trustee To Effectuate Subordination.

        Each holder by his acceptance of a Security or Securities authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

        The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to or on behalf of Holders of the Securities or the Guarantor moneys or assets to which any holder of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Sixteen-A.

SECTION 16.11-A Rights of Trustee as Holder of Guarantor Senior Indebtedness.

        The Trustee shall be entitled to all the rights set forth in this Article with respect to any Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder; provided that nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

SECTION 16.12-A. Article Applicable to Paying Agents.

        In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided however, that Sections 16.07-A and 16.11-A shall not apply to the Guarantor or any Affiliate of the Guarantor if it or such Affiliate acts as Paying Agent.

        16. Ratification and Confirmation. As amended and modified by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

        17. Counterparts. This Supplemental Indenture may be executed in any number of counterparts and all said counterparts executed and delivered each as an original shall constitute but one and the same instrument.

        18. Trustee's Duties, Responsibilities and Liabilities. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture, and this Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of their acceptance of the trust under the Indenture, as fully as if said terms and conditions were herein set forth at length. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee Makes no representations as to the sufficiency of this Supplemental Indenture.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.


                                      THE MONEY STORE INC.

                                      By: /s/ Morton Dear
                                         -------------------------------
                                      Name:  Morton Dear
                                      Title: Executive Vice President

                                      THE BANK OF NEW YORK

                                      By: /s/ Mary Jane Schmalzel
                                         -------------------------------
                                      Name:  Mary Jane Schmalzel
                                      Title: Vice President

                                      FIRST UNION CORPORATION

                                      By: /s/ Kenneth R. Stancliff
                                         -------------------------------
                                      Name: Kenneth R. Stancliff
                                      Title: Senior Vice President